    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1999
                                                    REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        74-2851603
(State or other jurisdiction of                 (I.R.S. employer identification)
incorporation or organization)



                         1360 POST OAK BLVD., SUITE 2100
                              HOUSTON, TEXAS 77056
          (Address, including zip code, of principal executive offices)

                             ----------------------

                              QUANTA SERVICES, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN


                            (Full title of the Plan)
                            ------------------------


                                  BRAD EASTMAN

                         1360 POST OAK BLVD., SUITE 2100
                              HOUSTON, TEXAS 77056
                                 (713) 629-7600
 (Name, address and telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed           Proposed
                Title of                         Amount               Maximum             Maximum         Amount of
               Securities                         to be            Offering Price        Aggregate       Registration
            to be Registered                   Registered            Per Share        Offering Price         Fee

Common Stock, $0.00001 par value.           1,000,000 shares          $20.875(1)       $20,875,000(1)     $5,803.25(1)




(1) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock as reported by the New York Stock Exchange on August 27, 1999.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Registrant with the Securities and Exchange Commission, and are hereby incorporated by reference in this Registration Statement:

         1. Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

         2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

         3. Annual Report on Form 10-K for the fiscal year ended
            December 31, 1998;

         4. Current Report on Form 8-K filed February 26, 1999, as amended by Form 8-K/A filed April 23, 1999;

         5. Registration Statement on Form 8-A filed with the SEC on January 28, 1998, which contains a description of the terms of our common stock, as well as any amendment or report filed later for the purpose of updating such description; and

         6. Current Report on Form 8-K filed June 17, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and l5(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of Quanta's directors to Quanta or its stockholders to the fullest extent permitted by Delaware law. Specifically, Quanta's directors will not be personally liable to Quanta or its stockholders for monetary damages for breach of a director's fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemption's as provided in Section 174 of the GDCL or for any transaction in which a director has derived an improper personal benefit.

         Our certificate of incorporation provides that each officer and director of Quanta will be indemnified and held harmless, to the fullest extent permitted by Delaware law (as amended from time to time), against all expenses, liabilities and losses reasonably suffered in connection with any action, suit or proceeding by reason of the fact that he or she was a director or officer of Quanta or, while being at the time a director or officer of Quanta, is or was serving at the request of Quanta as a director, trustee, officer, employee or agent of another entity. Quanta is not, however, permitted to indemnify any person in connection with a proceeding initiated by that person unless such proceeding was authorized by the Board of Directors. Our bylaws also provide for mandatory advancement of expenses of officers and directors incurred in defending any covered proceeding in advance of its final disposition. We also carry directors' and officers' liability insurance.

         The inclusion of these provisions in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Quanta and its stockholders. Our bylaws provide indemnification to Quanta's officers and directors and certain other persons with respect to certain matters.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
  NO            DESCRIPTION OF EXHIBIT
-------         ----------------------

   4            Quanta Services, Inc. 1999 Employee Stock Purchase Plan*

   5            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.*

  23            Consents of Independent Accountants*

  24 Power of Attorney (included on signature page of this Registration Statement).
---------------------
*        Filed herewith.

ITEM 9.   UNDERTAKINGS.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To include any  prospectus  required by
                           Section  10(a)(3) of the Securities
                           Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 1, 1999.

                                             QUANTA SERVICES, INC.

                                    By: /s/ JOHN R. COLSON
                                        ________________________________




                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John R. Colson and James H. Haddox, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.



NAME                                TITLE                                                                DATE
----                                -----                                                                ----


/s/ JOHN R. COLSON                  Chief Executive Officer and                                     September 1, 1999
-------------------------           Director (Principal Executive Officer)
John R. Colson

/s/ JAMES H. HADDOX                 Chief Financial Officer                                         September 1, 1999
-------------------------           (Principal Financial Officer)
James H. Haddox

/s/ DERRICK A. JENSEN               Vice President and Controller                                   September 1, 1999
-------------------------           (Principal Accounting Officer)
Derrick A. Jensen

/s/ JAMES R. BALL                   Director                                                        September 1, 1999
-------------------------
James R. Ball

/s/ VINCENT D. FOSTER               Director                                                        September 1, 1999
-------------------------
Vincent D. Foster

/s/ JOHN A. MARTELL                 Director                                                        September 1, 1999
-------------------------
John A. Martell

/s/ RODNEY R. PROTO                 Director                                                        September 1, 1999
-------------------------
Rodney R. Proto

/s/ TIMOTHY A. SOULE                Director                                                        September 1, 1999
-------------------------
Timothy A. Soule

/s/ GARY A. TUCCI                   Director                                                        September 1, 1999
-------------------------
Gary A. Tucci

/s/ MICHAEL T. WILLIS               Director                                                        September 1, 1999
-------------------------
Michael T. Willis

/s/ JOHN R. WILSON                  Director                                                        September 1, 1999
-------------------------
John R. Wilson

                                    EXHIBITS

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT
  NO.             DESCRIPTION OF EXHIBIT
-------           ----------------------
   4              Quanta Services, Inc. 1999 Employee Stock Purchase Plan*

   5              Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.*

  23              Consents of Independent Accountants*

  24 Power of Attorney (included on signature page of this Registration Statement).

---------------------
*        Filed herewith.